EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

-At ALPHA IR-
Analyst Contact
Chris Hodges or Chris Donovan
(312) 445-2870
Email: CAS@alpha-ir.com
Traded: NYSE (CAS)

FOR IMMEDIATE RELEASE
TUESDAY, MAY 10, 2016

 A. M. CASTLE & CO. REPORTS FIRST QUARTER 2016 RESULTS

Completed Sale of Total Plastics, Inc. Subsidiary
Completed Sale of Energy Assets and Subsequent Closure of Houston and Edmonton Facilities

OAK BROOK, IL, MAY 10th - A. M. Castle & Co. (NYSE:CAS) (the “Company” or “Castle”), a global distributor of specialty metal and supply chain solutions, today reported financial results for the first quarter ended March 31, 2016.
President and CEO Steve Scheinkman commented, “Since I joined Castle a year ago, our primary focus has been on restructuring our branch network costs and improving our capital structure. During the first quarter, we substantially completed the restructuring plan we announced in April 2015 within the projected timeline and on budget. At the same time, we completed the sale of our Total Plastics, Inc. (“TPI”) subsidiary, the sale of a vast majority of our energy-related inventory and the closure of our Houston and Edmonton facilities. The Company has utilized the proceeds from these sales to reduce its debt and improve its capital structure. We also negotiated separate exchanges to extend the maturity of substantially all of our Senior Secured Notes and Convertible Notes on terms that further improve our capital structure.”
Summary of First Quarter 2016 Accomplishments:

•	Completed sale of TPI for $55.1 million in cash, subject to final working capital adjustments.

•	Sold vast majority of energy-related inventory for net sales of $27.1 million.

•	Closed and sold all fixed assets related to the operations of Houston and Edmonton facilities, both of which have recently generated significant operating losses.

•	Refinanced more than 97% of existing Senior Secured Notes due December 2016 with New Senior Secured Notes due December 2018.

•
Agreed with holders to the exchange of more than 99% of the existing Convertible Notes due December 2017 for New Convertible Notes due December 2019, and received the requisite approval from the Company's stockholders for issuance of the underlying common stock. The New Convertible Notes provide a 30% discount in principal amount, a 1.75% reduction in coupon rate and the ability, in certain circumstances, for the Company to initiate conversion into equity.

Scheinkman further added, “While our network-level restructuring activities are behind us, we experienced some growing pains in our new facility in Janesville, Wisconsin which negatively impacted our transactional sales and operating expenses at that branch. We also incurred approximately $1.5 million of additional operating expenses during the quarter primarily as a result of the movement and repositioning of inventory within our newly structured branch network in order to better align the inventory at those branches with the customers they primarily serve. This process is now largely completed and we do not expect these costs to be recurring. Despite these temporary headwinds, our continuing business, which excludes the operations of our Houston and Edmonton facilities, achieved a quarter-over-quarter increase in tons sold of 8.5% and an improvement in overall gross material margin. With the goals of each of our branches now clearly defined, we are focused on continuing to improve our overall margin performance and fine-tuning our operating expenses on an individual branch basis while increasing sales through our commercial activities.”

EX-1-

Houston and Edmonton Facility Closures
In February 2016, the Company made the decision to close its Houston and Edmonton facilities, which primarily serviced the energy sector, and to sell the inventory and fixed assets to a third party rather than consolidate these assets with other Company facilities. With the sale of substantially all of the inventory and subsequent closure of these facilities, the Company has eliminated on a go forward basis the operating losses recently generated by these branches and the accompanying negative impact on gross material margin. Net sales attributable to the Houston and Edmonton operations, which will not continue with the closure of these facilities, were $33.0 million halfway through the first quarter 2016 (including the $27.1 million sale of all the inventory at those facilities), $9.1 million in the fourth quarter 2015 and $18.0 million in the first quarter 2015. The Company expects a 100 to 150 basis point improvement in gross material margin and annual operating cost savings of approximately $18 million to $21 million as a result of the closure of these facilities. The operating expenses of the Houston and Edmonton facilities were $3.5 million in the first quarter 2016, $6.1 million in the first quarter 2015 and $4.6 million in the fourth quarter 2015.
First Quarter 2016 Results
Net sales in the first quarter 2016 were $163.8 million, a decrease of $24.7 million, or 13.1%, compared to the three months ended March 31, 2015. Net sales in the first quarter 2016 include $27.1 million as a result of the sale of substantially all of the Company's energy-related inventory at its Houston and Edmonton facilities. Excluding the $27.1 million sale, net sales in the first quarter decreased by $51.8 million, or 27.5%, compared to the first quarter 2015. The decrease in net sales was mainly attributable to a 27.6% decrease in tons sold per day to customers compared to the same period last year, coupled with a slight decrease in average selling prices.
Loss from continuing operations in the first quarter 2016 was $44.8 million, or a loss from continuing operations of $1.90 per diluted common share, compared to a loss from continuing operations of $15.7 million, or a loss from continuing operations of $0.67 per diluted common share, in the prior year period. Adjusted non-GAAP loss from continuing operations for the first quarter 2016, which excludes restructuring activity, debt restructuring costs, and other items reconciled in the tables below, was $26.1 million compared to adjusted non-GAAP loss from continuing operations of $16.7 million in the first quarter 2015. Adjusted non-GAAP loss from continuing operations was $29.5 million in the fourth quarter 2015. Negative EBITDA from continuing operations in the first quarter 2016 was $30.4 million, compared to negative EBITDA from continuing operations of $6.6 million in the first quarter 2015 and $106.6 million in the fourth quarter 2015. Exclusive of restructuring activity, debt restructuring costs and other items reconciled in the tables below, the Company had negative adjusted EBITDA from continuing operations of $11.6 million in the first quarter 2016 compared with negative adjusted EBITDA from continuing operations of $6.2 million in the first quarter 2015 and $14.8 million in the fourth quarter 2015.
Total restructuring activity recorded during the first quarter 2016, including a $0.5 million charge reflected in cost of materials, resulted in expense of $12.2 million compared to expense from restructuring activity of $0.8 million in the prior year period. Restructuring activity in the first quarter 2016 consisted of additional charges from the Company's previously announced April 2015 restructuring plan as well as charges related to the closure and sale of assets at its Houston and Edmonton facilities. Restructuring charges from the Houston and Edmonton facility closures primarily were attributed to lease termination costs.
Executive Vice President and CFO, Pat Anderson, commented, “As evidenced by the recent closure of our Houston and Edmonton facilities, we continue to execute against our plans to streamline our core business and to lower our operating costs. The strategic actions that we have executed to-date are important steps as we work towards achieving positive EBITDA in 2016.”
Gross material margin, calculated as net sales less cost of materials divided by net sales, was 18.4% in the first quarter 2016 compared to 23.4% in the first quarter 2015. The gross material margin in the first quarter 2016 was negatively impacted by the $27.1 million sale of the inventory in the Houston and Edmonton facilities as well as a $0.5 million non-cash inventory charge related to restructuring activity in the first quarter 2016. Excluding these items, adjusted gross material margin in the first quarter 2016 was 22.3% compared to 23.4% in the first quarter 2015. Adjusted gross material margin in the fourth quarter 2015 was 21.1%, which excludes a $61.5 million non-cash charge for the write-down of inventory and purchase commitments at the Company's Houston and Edmonton facilities and a $3.3 million charge related to restructuring activity. The Company believes that the closure of its Houston and Edmonton facilities will have a favorable impact on gross material margin going forward.
Excluding restructuring expenses, operating expenses were $45.2 million in the first quarter 2016, compared to $50.5 million in the first quarter 2015. Operating expenses in the first quarter 2015 include a $5.6 million gain on the sale of facility. Operating expenses were $47.5 million in the fourth quarter 2015.
Net cash from operating activities of continuing operations was $3.5 million during first quarter 2016, compared to net cash used in operating activities of continuing operations of $4.5 million during the first quarter 2015. The cash flow from operating activities of continuing operations in the quarter was largely the result of the sale of inventory at the Houston and Edmonton facilities. Net cash from investing activities of $52.8 million during the first quarter 2016 is attributable to cash proceeds from the sale of TPI.

EX-2-

The proceeds from the sale of TPI were used to pay down the Company's long-term debt, which, along with the $7.1 million payment of debt restructuring costs, resulted in net cash used in financing activities of $51.6 million during the quarter. The Company had $22.1 million of borrowings outstanding under its revolving credit facility at March 31, 2016, and $54.3 million of additional unrestricted borrowing capacity available under the terms of the revolving credit facility. The Company had $66.1 million in borrowings under the revolving credit facility at December 31, 2015. The Company’s net debt-to-capital ratio was 92.3% at March 31, 2016, compared to 84.1% at December 31, 2015. Total debt outstanding, net of unamortized discount, was $275.5 million at March 31, 2016 and $317.6 million at December 31, 2015. Refer to the "Total Debt" table below for details related to the Company’s outstanding debt obligations.
Scheinkman concluded, “We began the second quarter as a leaner, more focused A. M. Castle. By completing our network-level restructuring, taking important steps towards the completion of our refinancing activities, and completing the sale of TPI and substantially all of our energy-related assets in the first quarter of 2016, we entered the second quarter of 2016 with an unobstructed focus on our business. While we continue to further develop our commercial platform, we also remain committed to continuously improving the cost structure. We have already entered in long-term agreements with a number of top-tier customers, many of which are new customers, as well as extensions of existing business with add-on volumes. We believe that we are now positioned to take advantage of opportunities that will be available to us as market cycles begin to turn.”
Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the first quarter ended March 31, 2016 and discuss market conditions and business outlook. The call can be accessed via the internet live or as a replay. Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.castlemetals.com/investors or by calling (800) 708-4540 or (847) 619-6397 and citing code 424 50111#.
An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 21 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

EX-3-

Regulation G Disclosure
This release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analysis of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.
In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income (loss) from continuing operations before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. Adjusted non-GAAP net income (loss), adjusted non-GAAP income (loss) from continuing operations, adjusted EBITDA, and adjusted gross material margin which are defined as reported net income (loss), reported income (loss) from continuing operations, EBITDA and gross margin adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results, are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Operating expenses, excluding restructuring expense (income), is presented as management believes it provides useful information to investors, analysts and other interested parties regarding the ongoing expenses of the Company. Management uses EBITDA, adjusted non-GAAP net income (loss), adjusted non-GAAP net income (loss) from continuing operations, adjusted EBITDA, operating expenses excluding restructuring expense (income) and adjusted gross material margin to evaluate the performance of the business.
Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our facility closures and organizational changes. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

EX-4-

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	For the Three Months Ended
(Dollars in thousands, except per share data)
Unaudited	March 31,
	2016	2015
Net sales	$163,848	$188,540
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	133,758	144,355
Warehouse, processing and delivery expense	23,403	23,591
Sales, general, and administrative expense	17,437	20,968
Restructuring expense	11,718	831
Depreciation and amortization expense	4,393	5,894
Total costs and expenses	190,709	195,639
Operating loss	(26,861)	(7,099)
Interest expense, net	10,369	10,164
Debt restructuring costs	7,075	—
Other expense, net	1,145	6,225
Loss from continuing operations before income taxes and equity in earnings of joint venture	(45,450)	(23,488)
Income tax benefit	(335)	(6,951)
Loss before equity in earnings of joint venture	(45,115)	(16,537)
Equity in earnings of joint venture	311	875
Loss from continuing operations	(44,804)	(15,662)
Income from discontinued operations, net of income taxes	7,934	535
Net loss	$(36,870)	$(15,127)

Basic (loss) earnings per common share:
Continuing operations	$(1.90)	$(0.67)
Discontinued operations	0.34	0.02
Net basic loss per common share	$(1.56)	$(0.65)

Diluted (loss) earnings per common share:
Continuing operations	$(1.90)	$(0.67)
Discontinued operations	0.34	0.02
Diluted loss per common share	$(1.56)	$(0.65)

EBITDA (a)	$(30,377)	$(6,555)

(a) Earnings (loss) from continuing operations before interest, taxes, and depreciation and amortization. See reconciliation to loss from continuing operations below.

EX-5-

Reconciliation of EBITDA and of Adjusted EBITDA to Reported Net Loss:			For the Three Months Ended
	For the Three Months Ended
(Dollars in thousands)
Unaudited	March 31,		December 31,
	2016	2015	2015
Net loss, as reported	$(36,870)	$(15,127)	$(120,569)
Less: Income from discontinued operations, net of taxes	7,934	535	683
Loss from continuing operations	(44,804)	(15,662)	(121,252)
Depreciation and amortization expense	4,393	5,894	5,870
Interest expense, net	10,369	10,164	10,178
Income tax benefit	(335)	(6,951)	(1,429)
Negative EBITDA from continuing operations	(30,377)	(6,555)	(106,633)
Non-GAAP adjustments (a)	18,728	324	91,810
Adjusted negative EBITDA from continuing operations	$(11,649)	$(6,231)	$(14,823)
(a) Refer to "Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss" table for additional details on these amounts.

Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss:			For the Three Months Ended
(Dollars in thousands, except per share data)	For the Three Months Ended
Unaudited
	March 31,		December 31,
	2016	2015	2015
Net loss, as reported	$(36,870)	$(15,127)	$(120,569)
Non-GAAP adjustments:
Restructuring activity (a)	12,170	831	(5,324)
Non-cash write-down of inventory(b)	—	—	61,472
Debt restructuring costs	7,075	—	—
Foreign exchange (gains) losses on intercompany loans	(62)	3,823	1,242
Foreign exchange (gains) losses on intercompany loans of joint venture	(192)	1,394	966
Impairment of intangible assets	—	—	33,742
Unrealized gains on commodity hedges	(263)	(102)	(288)
Gain on sale of property, plant and equipment	—	(5,622)	—
Non-GAAP adjustments	$18,728	$324	$91,810
Tax effect of adjustments	—	(1,370)	(16)
Adjusted non-GAAP net loss	$(18,142)	$(16,173)	$(28,775)
Less: Income from discontinued operations, net of taxes	7,934	535	683
Adjusted non-GAAP loss from continuing operations	$(26,076)	$(16,708)	$(29,458)

Adjusted non-GAAP basic loss per common share:
Continuing operations	$(1.10)	$(0.71)	$(1.25)
Discontinued operations	0.33	0.02	0.03
Net adjusted non-GAAP basic loss per common share	$(0.77)	$(0.69)	$(1.22)

Adjusted non-GAAP diluted loss per common share
Continuing operations	$(1.10)	$(0.71)	$(1.25)
Discontinued operations	0.33	0.02	0.03
Net adjusted non-GAAP diluted loss per common share	$(0.77)	$(0.69)	$(1.22)
(a) Restructuring activity includes amounts recorded to restructuring expense (income). For the three months ended March 31, 2016 and December 31, 2015, amounts include $452 and $3,321, respectively, in inventory write-down charges, respectively, recorded to cost of materials in the Condensed Consolidated Statements of Operations.

(b) Amount relates to the non-cash write-down of inventory and purchase commitments of the Company's Houston and Edmonton locations which served the oil and gas industries. The write-down was recorded in the three months ended December 31, 2015 in conjunction with the Company's decision to market the inventory at these locations and reduced the carrying value of the inventory to its market value. In the first quarter 2016, the Company announced the closure of the Houston and Edmonton facilities.

EX-6-

Reconciliation Gross Material Margin and Adjusted Gross Material Margin:			For the Three Months Ended
(Dollars in thousands)	For the Three Months Ended
Unaudited
	March 31,		December 31,
	2016	2015	2015
Net sales, as reported	$163,848	$188,540	$132,497
Sale of Houston and Edmonton inventory	(27,107)	—	—
Adjusted net sales	$136,741	$188,540	$132,497

Cost of materials, as reported (exclusive of depreciation and amortization)	$133,758	$144,355	$169,376
Sale of Houston and Edmonton inventory	(27,107)	—	—
Non-cash write-down on inventory and purchase commitments	—	—	(61,471)
Restructuring activity in cost of materials	(452)	—	(3,321)
Adjusted cost of materials (exclusive of depreciation and amortization)	$106,199	$144,355	$104,584
Gross margin (calculated as net sales, as reported, less cost of materials, as reported	$30,090	$44,185	$(36,879)
Gross material margin (calculated as gross margin divided by net sales, as reported)	18.4%	23.4%	(27.8)%
Adjusted gross margin (calculated as adjusted net sales less adjusted cost of materials)	$30,542	$44,185	$27,913
Adjusted gross material margin (calculated as adjusted gross margin divided by adjusted net sales)	22.3%	23.4%	21.1%

EX-7-

CONDENSED CONSOLIDATED BALANCE SHEETS	As of
(In thousands, except par value data)	March 31,	December 31,
Unaudited	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$10,718	$11,100
Accounts receivable, less allowances of $2,380 and $2,380, respectively	83,619	73,191
Inventories	189,973	216,090
Prepaid expenses and other current assets	13,903	10,424
Income tax receivable	329	346
Current assets of discontinued operations	—	37,140
Total current assets	298,542	348,291
Investment in joint venture	36,001	35,690
Intangible assets, net	8,709	10,250
Prepaid pension cost	9,072	8,422
Deferred income taxes	494	378
Other noncurrent assets	5,710	6,109
Property, plant and equipment:
Land	2,521	2,519
Buildings	39,850	39,778
Machinery and equipment	130,072	153,955
Property, plant and equipment, at cost	172,443	196,252
Accumulated depreciation	(114,002)	(131,691)
Property, plant and equipment, net	58,441	64,561
Noncurrent assets of discontinued operations	—	19,805
Total assets	$416,969	$493,506
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$50,468	$45,606
Accrued and other current liabilities	38,686	28,078
Income tax payable	489	33
Current portion of long-term debt	6,978	7,012
Current liabilities of discontinued operations	—	11,158
Total current liabilities	96,621	91,887
Long-term debt, less current portion	268,546	310,614
Deferred income taxes	—	4,169
Build-to-suit liability	12,775	13,237
Other noncurrent liabilities	9,018	7,935
Pension and postretirement benefit obligations	18,622	18,676
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value—9,988 shares authorized (including 400 Series B Junior Preferred $0.00 par value shares); no shares issued and outstanding at March 31, 2016 and December 31, 2015	—	—
Common stock, $0.01 par value—60,000 shares authorized and 23,888 shares issued and 23,794 outstanding at March 31, 2016 and December 31, 2015	238	238
Additional paid-in capital	227,046	226,844
Accumulated deficit	(182,179)	(145,309)
Accumulated other comprehensive loss	(32,754)	(33,821)
Treasury stock, at cost—94 shares at March 31, 2016 and December 31, 2015	(964)	(964)
Total stockholders' equity	11,387	46,988
Total liabilities and stockholders' equity	$416,969	$493,506

EX-8-

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	For the Three Months Ended
(Dollars in thousands)	March 31,
Unaudited	2016	2015
Operating activities:
Net loss	$(36,870)	$(15,127)
Less: Income from discontinued operations, net of income taxes	7,934	535
Loss from continuing operations	(44,804)	(15,662)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities of continuing operations:
Depreciation and amortization	4,393	5,894
Amortization of deferred gain	(56)	(3)
Amortization of deferred financing costs and debt discount	2,439	2,167
Debt restructuring costs	7,075	—
Loss from lease termination	4,539	—
Loss (gain) on sale of property, plant and equipment	1,774	(5,622)
Unrealized gains on commodity hedges	(263)	(102)
Unrealized foreign currency transaction (gains) losses	(61)	3,823
Equity in earnings of joint venture	(311)	(875)
Dividends from joint venture	—	315
Deferred income taxes	—	(7,351)
Share-based compensation expense	202	714
Changes in assets and liabilities:
Accounts receivable	(9,979)	758
Inventories	26,563	(10,185)
Prepaid expenses and other current assets	(2,129)	(3,894)
Other noncurrent assets	(173)	(242)
Prepaid pension costs	(122)	620
Accounts payable	4,073	15,130
Income tax payable and receivable	504	643
Accrued and other current liabilities	8,902	9,569
Pension and postretirement benefit obligations and other noncurrent liabilities	968	(158)
Net cash from (used in) operating activities of continuing operations	3,534	(4,461)
Net cash (used in) from operating activities of discontinued operations	(5,219)	1,681
Net cash used in operating activities	(1,685)	(2,780)
Investing activities:
Capital expenditures	(1,238)	(1,837)
Proceeds from sale of property, plant and equipment	467	7,541
Net cash (used in) from investing activities of continuing operations	(771)	5,704
Net cash from (used in) investing activities of discontinued operations	53,570	(224)
Net cash from investing activities	52,799	5,480
Financing activities:
Proceeds from long-term debt	287,113	206,900
Repayments of long-term debt	(331,196)	(204,357)
Payment of debt restructuring costs	(7,075)	—
Payments of build-to-suit liability	(462)	—
Net cash (used in) from financing activities	(51,620)	2,543
Effect of exchange rate changes on cash and cash equivalents	124	(331)
Net change in cash and cash equivalents	(382)	4,912
Cash and cash equivalents—beginning of year	11,100	8,454
Cash and cash equivalents—end of period	$10,718	$13,366

EX-9-

Total Debt:	As of
(Dollars in thousands)	March 31,	December 31,
Unaudited	2016	2015
LONG-TERM DEBT
12.75% Senior Secured Notes due December 15, 2016	$6,681	$6,681
7.0% Convertible Notes due December 15, 2017	57,500	57,500
12.75% Senior Secured Notes due December 15, 2018	203,319	203,319
Revolving Credit Facility due December 10, 2019	22,100	66,100
Other, primarily capital leases	346	428
Less: unamortized discount	(10,835)	(12,255)
Less: unamortized debt issuance costs	(3,587)	(4,147)
Total debt	$275,524	$317,626
Less: current portion	6,978	7,012
Total long-term portion	$268,546	$310,614

Reconciliation of Total Debt to Net Debt and Net Debt-to-Capital:	As of
(Dollars in thousands)	March 31,	December 31,
Unaudited	2016	2015
Total debt	$275,524	$317,626
Less: Cash and cash equivalents	10,718	11,100
NET DEBT	$264,806	$306,526

Stockholders' equity	$11,387	$46,988
Total debt	275,524	317,626
CAPITAL	$286,911	$364,614

NET DEBT-TO-CAPITAL	92.3%	84.1%

EX-10-